UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2019

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80223

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2019, GrowGeneration Corp. (the “Company”) appointed Tony Sullivan as its Executive Vice President and Chief Operating Officer. On the same day, Joe Prinzivalli resigned from the position as Chief Operating Officer and appointed as Chief Technology Officer of the Company.

From 2017 to recently, Mr. Sullivan served as Executive Vice President and Chief Operating Officer of Forman Mills, a $300 million Private Equity sponsored business. From 2015 to 2017, he was Senior Vice President Operations for Dollar Express, a $500 million carve-out of 330 Family Dollar stores in 36 states, Private Equity sponsored business. From 2006 to 2015, he was employed at Anna's Linens for 9+ years where he served in several operating roles, most recently as SVP, Chief Operating Officer. Previously Mr. Sullivan served for 20+ years at Foot Locker Inc. leading 2100 + stores, 3 Divisions (Foot Locker, Kids Foot Locker and Foot Action) over $2.5B in sales as VP Store Operations. Mr. Sullivan is known and respected for his expertise in wide-range governance, hypergrowth, and macro-level strategic management methodologies, with an emphasis on identifying and addressing business infrastructure to position organizations for expansion and profitability. He has achieved outstanding success scaling businesses for rapid profits and market dominance in start-ups, private, PE-backed, and public companies with revenues up to $2.5B+.

The Company entered into a 3-year employment agreement with Mr. Sullivan, pursuant to which the Company agreed to pay Mr. Sullivan (i) a base salary of $270,000 per annum, subject to a 10% increase annually; (ii) an annual bonus in an amount equal to a minimum of $75,000; (iii) a total of 120,000 shares of common stock of the Company; and (iv) options to purchase a total of 280,000 shares of common stock of the Company.

 Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On November 5, 2019, the Company published a press release regarding the appointment of Mr. Sullivan as Executive Vice President and Chief Operating Officer and Mr. Prinzivalli as Chief Technology Officer.

A copy of the press release is attached hereto as Exhibit 99.1. The information contained herein and the exhibit attached herewith shall be deemed furnished and not filed.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2019	GrowGeneration Corp.

	By:	/s/ Darren Lampert
Name: Darren Lampert
Title: CEO

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